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                                                                   EXHIBIT 10.53



                                    AGREEMENT


           AGREEMENT (this "Agreement"), dated as of July 22, 1998, made by Global Media Management Group LLC, a California limited liability company ("Global Media"), and The Harvey Entertainment Company ("Harvey"), a California corporation.

           WHEREAS, Global Media and Harvey entered into that certain management consulting agreement dated as of March 23, 1998 (the "Management Consulting Agreement");

           WHEREAS, pursuant to the Management Consulting Agreement Global Media agreed to provide the management services of Global Media for the term of the Management Consulting Agreement, due to expire on September 23, 1998;

           WHEREAS, Global Media is willing to extend the term of the Management Consulting Agreement until the earlier of (i) December 23, 1998 and (ii) retention by Harvey of a new chief executive officer;

           WHEREAS, Harvey wishes to compensate Global Media if a significant corporate transaction should occur during the Term as provided herein;

           NOW, THEREFORE, as consideration for Global Media's efforts with respect to, and consideration of, strategic transactions available to Harvey, the parties hereby agree as follows:

           1.        Definitions.

                     1.1 "Expiration Date" means the earlier of (i) the date on which the Management Consulting Agreement terminates with the mutual consent of Harvey and Global Media or (ii) December 23, 1998.

                     1.2 "Fair Market Value" means (i) with respect to cash, the dollar value of such cash and (ii) with respect to an New Equity Security, the average closing price of such New Equity Security on the principal market on which such New Equity Security is traded over the ten trading days preceding the date of closing of the Qualifying Transaction (defined herein) and the ten trading days following the date of closing of the Qualifying Transaction, or if there is no public market for such Security, by mutual agreement of Global Media and Harvey on the date of consummation of the Qualifying Transaction.

                     1.3 "New Equity Security" means an equity security of a company other than Harvey.

                     1.4 "Per Share Consideration" means the Fair Market Value of the consideration payable with respect to each Share upon the closing of the Qualifying Transaction or, if no consideration is received with respect to each Share upon the closing of the Qualifying Transaction, the distribution that a shareholder would receive per Share if the Corporation were dissolved upon the closing of the Qualifying Transaction.


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                     1.5 "Qualifying Transaction" means a transaction which
results, or a related series of transactions which result, in the holder of (i) each Share receiving, in exchange therefor, consideration consisting of either cash or Eligible Equity Securities or a combination thereof, (ii) a merger, consolidation or other business combination involving Harvey or (iii) a sale (whether solicited or unsolicited) of Harvey or a significant portion of its assets or businesses to one or more third parties.

                     1.6 "Qualifying Transaction Consideration" means the product of the Per Share Consideration multiplied by the number of Shares issued and outstanding immediately prior to the consummation of the Qualifying Transaction.

                     1.7 "Strategic Transaction" means a transaction which is not a Qualifying Transaction which results, or a related series of transactions which result, in a person acquiring from Harvey, and/or from selling shareholders and approved by the Board of Harvey, in exchange for cash or property at least *% of the voting securities of Harvey (after the consummation of such Transaction) whether by way of purchase, merger or joint venture.

                     1.8 "Share" means a share of the Common Stock of Harvey, no par value.

                     1.9 "Term" means the period beginning on the date hereof and ending on the earlier of (i) the date occurring six months after the Expiration Date or (ii) if the Management Consulting Agreement is terminated prior to the Expiration Date voluntarily by Global Media (other than with the consent of the Company), the date of such termination.

           2.        Services.

           If a Qualifying Transaction or Strategic Transaction is presented to Harvey during the Term which the board of directors of Harvey wishes to pursue, Global Media will advise and assist Harvey in considering the desirability of such undertaking and, if Harvey believes the Transaction to be desirable, in structuring and negotiating such Transaction.

           3.        Compensation.

           In the event that either (i) Harvey enters into a Qualifying Transaction prior to the Expiration Date or (ii) Global Media and/or the Corporation has had substantive discussions regarding a Qualifying Transaction with a third party prior to the Expiration Date (and such person's name is included on a list prepared by Global Media in good faith and delivered to Harvey by Global Media on or prior to the Expiration Date) and Harvey thereafter consummates the Qualifying Transaction during the Term, Harvey shall compensate Global Media in an amount equal to the product of the Applicable Percentage (as determined by reference to Table A attached hereto) multiplied by the Qualifying Transaction Consideration.

           4. Strategic Transaction. In the event that Harvey consummates a Strategic Transaction during the Term, Harvey shall compensate Global Media in a fair and equitable



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manner as the parties shall agree, consistent with the formula set forth herein for a Qualifying Transaction, taking into account the percentages of equity involved and the benefits to be received by Harvey and the contribution of Global Media in connection therewith.

           5. Termination. This Agreement will continue for the Term and terminate upon the expiration of the Term.

           6. Confidentiality. Each of Global Media acknowledge that in connection with the services to be rendered by such party pursuant hereto, such party may obtain certain written and non-written information pertaining to the nature and operations of Harvey of a confidential nature. Each of Global Media agrees that such party will not at any time during or subsequent to the Term or any extension hereof, without the consent of Harvey, knowingly disclose to any third party whatsoever any such confidential information, except as required by law or regulation or as deemed necessary by Global Media in good faith in the performance of such party's duties.

           7. Governing Law. This Agreement shall be governed and construed pursuant to the laws of the State of California with respect to contracts wholly entered into and performed therein. If any of the parties institute any action or proceeding with respect to this Agreement, the prevailing party will be entitled to reasonable fees, costs and expenses of attorneys, accountants, and other professionals and consultants. All disputes concerning the interpretation or enforcement of the Agreement shall be settled by arbitration conducted in Los Angeles, California in accordance with the rules of the American Arbitration Association, and all decisions of the arbitrator shall be final and non-appealable.

           8. Entire Agreement. This Agreement and the Management Services Agreement constitute the entire understanding between Harvey and Global Media regarding the matters set forth herein. By executing this Agreement, each of the parties acknowledge that such party has read it carefully and understand all of its terms. This Agreement cannot be modified except by further written agreement signed by each party.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

"Harvey"                                     "Global Media"

THE HARVEY ENTERTAINMENT COMPANY             GLOBAL MEDIA MANAGEMENT GROUP LLC


By: /s/ Gary M. Gray                         By: /s/ Anthony J. Scotti
    -----------------------------                -------------------------------
    Name:  Gary M. Gray                          Name:  Anthony J. Scotti
    Title: Chairman of the Board



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                                     TABLE A
                              APPLICABLE PERCENTAGE


 ------------------------------------------------------------------------------

     Per Share Consideration Range                Applicable Percentage
 ------------------------------------------------------------------------------
        less than $* per Share                              *%
 ------------------------------------------------------------------------------
    between $* per Share and $* per          *% of the Qualifying Transaction
           Share                                 Consideration
 ------------------------------------------------------------------------------
         $* or more per Share                *% of the Qualifying Transaction
                                                 Consideration
 ------------------------------------------------------------------------------

                                   Where X = *



                                       A